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                             NOTE PURCHASE AGREEMENT

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                                   $62,000,000

                 10 1/4% Series A Senior Secured Notes due 2003

                                       of

                          TRUMP'S CASTLE FUNDING, INC.

                                  Guaranteed by

                         TRUMP'S CASTLE ASSOCIATES, L.P.

                                       and

                                   $5,000,000

                 10 1/4% Series A Senior Secured Notes due 2003

                                       of

                       TRUMP'S CASTLE HOTEL & CASINO, INC.

                                  Guaranteed by

                         TRUMP'S CASTLE ASSOCIATES, L.P.

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                                 April 17, 1998

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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINITIONS ....................................................  1

SECTION 2.  PURCHASE AND SALE OF SENIOR NOTES ..............................  7
            2.1.  Issuance of Senior Notes and Senior Guarantee ............  7
                        2.1.1.  Issuance of the Funding Notes and Related
                  Senior Guarantee .........................................  7
                        2.1.2.  Issuance of the TCHI Notes and Related
                  Senior Guarantee .........................................  7
            2.2.  Sale and Purchase of the Senior Notes; the Closing .......  7
                        2.2.1.  Sale and Purchase of the Funding Notes .....  7
                        2.2.2.  Sale and Purchase of the TCHI Notes ........  8
                        2.2.3.  Closing ....................................  8
                        2.2.4.  Use of Proceeds ............................  8
            2.3.  Each Fund's Representations ..............................  9
                        2.3.1.  Authorization and Authority ................  9
                        2.3.2.  Investment Intent; Transfer of Senior
                  Notes ....................................................  9
                        2.3.3.  ERISA ...................................... 10
                        2.3.4.  Registered Investment Company .............. 10
            2.4.  Failure to Deliver ....................................... 10
                        2.4.1.  No Closing ................................. 11
                        2.4.2.  Failure to Notify .......................... 11
            2.5.  Expenses ................................................. 12
            2.6.  Indemnification .......................................... 12
                        2.6.1.  Scope of Indemnification ................... 12
                        2.6.2.  Indemnification Procedures ................. 13
            2.7.  Contribution ............................................. 14
                        2.7.1.  Indemnification Provisions Unenforceable ... 14
                        2.7.2.  No Pro Rata Allocation ..................... 15
                        2.7.3.  Survival of Obligations .................... 15
            2.8.  Further Actions .......................................... 15

SECTION 3. CLOSING CONDITIONS .............................................. 15
            3.1.  Conditions to the Funds' Obligations ..................... 15
                        3.1.1.  Opinion of Counsel ......................... 16
                        3.1.2.  Officers' Certificates ..................... 16
                        3.1.3.  Issue of Senior Notes ...................... 16
                        3.1.4.  Representations and Warranties True; No
                  Event of Default ......................................... 16

                        3.1.5.  Compliance with Agreements ................. 17
                        3.1.6.  Purchase Permitted by Applicable Laws;
                  Legal Investment ......................................... 17
                        3.1.7.  The Indentures, the Registration Rights
                  Agreement and the Security Documentation ................. 17
                        3.1.8.  Consents and Permits ....................... 18
                        3.1.9.  Proceedings Satisfactory ................... 18
                        3.1.10.  No Material Adverse Change ................ 18
                        3.1.11.  No Material Judgment or Order ............. 18
            3.2. Conditions to the Obligations of Funding and TCHI ......... 18
                        3.2.1.  Sale of Senior Notes ....................... 19
                        3.2.2.  Funds' Representations and Warranties ...... 19
                        3.2.3.  No Material Judgment or Order .............. 19
                        3.2.4.  The Sale by Funding and TCHI Permitted by
                  Applicable Laws .......................................... 19
                        3.2.5.  Consents and Permits ....................... 19

SECTION 4. THE FUNDS' SPECIAL RIGHTS ....................................... 20
            4.1.  Delivery Expenses ........................................ 20
            4.2.  Issue Taxes .............................................. 20
            4.3.  Direct Payment ........................................... 20
            4.4.  Inspection ............................................... 21
            4.5.  Financial Statements ..................................... 21
                        4.5.1.  Delivery ................................... 21
                        4.5.2.  Disclosure; Officer's Certificate .......... 22
                        4.5.3.  Additional Information ..................... 22
            4.6.  ERISA Compliance ......................................... 22
            4.7.  No Bond Necessary ........................................ 22

SECTION 5. REPRESENTATIONS AND WARRANTIES .................................. 23
            5.1.  Organization, Standing and Qualification ................. 23
                        5.1.1.  Organization; Standing ..................... 23
                        5.1.2.  Authority .................................. 23
            5.2.  Authorization of Agreement and Other Documents ........... 24
            5.3.  No Violation ............................................. 24
                        5.3.1.  Existing Violations ........................ 24
                        5.3.2.  Execution of Agreement ..................... 24
            5.4.  No Default ............................................... 25
            5.5.  Full Disclosure .......................................... 25
            5.6.  ERISA .................................................... 25
            5.7.  Compliance with Laws ..................................... 26
            5.8.  Consents ................................................. 26

            5.9.  No Violation of Regulations of Board of Governors of
                  Federal Reserve System ................................... 26
            5.10. Private Offering ......................................... 27
                        5.10.1.  Sale Exempt ............................... 27
                        5.10.2.  No General Solicitation ................... 27
            5.11. Governmental Regulations ................................. 27
            5.12. Survival of Indemnification and Contribution and
                  Representations and Warranties ........................... 28

SECTION 6. MISCELLANEOUS ................................................... 28
            6.1.  Notices .................................................. 28
            6.2.  Successors and Assigns ................................... 29
            6.3.  Amendment and Waiver ..................................... 29
            6.4.  Counterparts ............................................. 29
            6.5.  Headings ................................................. 29
            6.6.  Governing Law ............................................ 29
            6.7.  Entire Agreement ......................................... 30
            6.8.  Severability ............................................. 30


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                                    EXHIBITS

Exhibit A   Form of Funding Note Indenture

Exhibit B   Form of TCHI Note Indenture

Exhibit C   Form of Registration Rights Agreement

Exhibit D   Form of Indenture of Mortgage and Security Agreement (Senior Note
            Mortgage)

Exhibit E   Form of Indenture of Mortgage and Security Agreement (Senior
            Guarantee Mortgage)

Exhibit F   Form of Indenture of Mortgage and Security Agreement (Senior
            Partnership Upstream Note Mortgage)

Exhibit G   Form of Indenture of Mortgage and Security Agreement (TCHI Note
            Guarantee Mortgage)

Exhibit H   Form of Intercreditor Agreement

Exhibit I   Form of Opinion of Willkie Farr & Gallagher

Exhibit J   Form of Opinion of Graham, Curtin & Sheridan

Exhibit K   Form of Opinion of Sterns & Weinroth

                          TRUMP'S CASTLE FUNDING, INC.
                       TRUMP'S CASTLE HOTEL & CASINO, INC.
                         TRUMP'S CASTLE ASSOCIATES, L.P.
                      Brigantine Boulevard and Huron Avenue
                         Atlantic City, New Jersey 08401

                              As of April 17, 1998

THE FUNDS AND ACCOUNTS LISTED ON SCHEDULES I, II, III, and IV HERETO c/o Putnam Investment Management
One Post Office Square
Boston, Massachusetts 02110

      Re: 10 1/4% Series A Senior Secured Notes due 2003

Ladies and Gentlemen:

      Each of Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"), Trump's Castle Hotel & Casino, Inc., a New Jersey corporation ("TCHI") and Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership"), hereby agrees with each of you (each of you individually being hereinafter referred to as a "Fund", and all of you collectively as the "Funds") as follows:

I. SECTION DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meanings:

      "accumulated funding deficiency" shall have the meaning specified in
Section 4.6 hereof.

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agreement" means this Note Purchase Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

      "Applicable Law" means any Federal, state, local or foreign statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Partnership or any of its Subsidiaries or any of their respective properties, assets or operations.

      "Assignment of Leases and Rents and Assignment of Operating Assets" means collectively (i) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date hereof, by the Partnership to Funding; (ii) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date hereof, by the Partnership to the Funding Note Trustee; (iii) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date herof, by the Partnership to TCHI; and (iv) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date herof, by the Partnership to the TCHI Note Trustee.

      "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in either the State of New Jersey or the State of New York are not required to be open.

      "Charter Documents" means the Articles or Certificate of Incorporation and By-Laws, limited partnership agreement or similar organizational documents, as amended to the Closing Date, of the applicable Person.

      "Closing" shall have the meaning specified in Section 2.2.3 hereof.

      "Closing Date" shall have the meaning specified in Section 2.2.3 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission.

      "complete withdrawal" shall have the meaning specified in Section 4.6 hereof.

      "Default" means any event, act or condition that is, or after notice or passage of time or both would constitute, an Event of Default.

      "disqualified person" shall have the meaning specified in Section 2.3.3 hereof.

      "Documents" means all documents delivered in connection with the transactions contemplated by this Agreement, including without limitation, the Senior Notes, the Funding Note Indenture, the TCHI Note Indenture, the Registration Rights Agreement, Senior

Partnership Note, the Senior Partnership Upstream Note and the Security Documentation, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

      "employee benefit plan" shall have the meaning specified in Section 2.3.3 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall have the meaning specified in Section 4.6 hereof.

      "Event of Default" means any event defined as an Event of Default in either the Funding Note Indenture or the TCHI Note Indenture.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      "Funds" shall have the meaning specified in the first paragraph hereof.

      "Funding" means Trump's Castle Funding, Inc., a New Jersey corporation, and any successor thereto.

      "Funding Note Indenture" means the Indenture, dated as of the date hereof, by and between Funding, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee, in substantially the form of Exhibit A hereto, as the same may be amended from time to time in accordance with the terms thereof.

      "Funding Notes" means the $62,000,000 aggregate original principal amount 10 1/4 Series A Senior Secured Notes due 2003 of Funding, and any other debt securities issued in exchange for such notes.

      "Indemnified Parties" shall have the meaning specified in Section 2.6.1 hereof.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, by and among U.S. Bank National Association, as trustee under the Mortgage Note Indenture, U.S. Bank National Association, as trustee under the Funding Note Indenture, U.S. Bank National Association, as trustee under the PIK Note Indenture, U.S. Bank National Association, as trustee under the TCHI
Note Indenture, Funding, TCHI and the Partnership in substantially the form of Exhibit H hereto, as the same may be amended from time to time in accordance with the terms thereof.

      "Lien" shall have the meaning specified in the Funding Note Indenture and the TCHI Note Indenture.

      "Losses" shall have the meaning specified in Section 2.6.1 hereof.

      "Material Adverse Effect" means a material adverse effect on the properties, business, operations, earnings, assets, liabilities or financial condition of the Partnership, TCHI and Funding, taken as a whole, or on the ability of the Partnership, TCHI or Funding to perform their respective obligations under this Agreement, the Senior Notes or any of the other Documents.

      "Mortgage Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association, (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to Funding's 11 3/4% Mortgage Notes due 2003, as the same may be amended from time to time in accordance with the terms thereof.

      "Most Recent 10-K" means the annual report of the Partnership and Funding on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission (Commission File Number 1-9029), including all exhibits thereto and all material incorporated by reference therein.

      "Multiemployer Plan" shall have the meaning specified in Section 4.6 hereof.

      "Old Senior Notes" means the 11 1/2% Senior Secured Notes due 2000 of Funding issued pursuant to an Indenture dated as of December 28, 1993 among Funding, as issuer, First Bank National Association (now known as U.S. Bank National Association), as trustee, and Trump's Castle Associates, as Guarantor.

      "partial withdrawal" shall have the meaning specified in Section 4.6 hereof.

      "Partnership" means Trump's Castle Associates, L.P., a New Jersey limited partnership, and any successor thereto.

      "party in interest" shall have the meaning specified in Section 2.3.3 hereof.

      "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

      "PIK Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to Funding's Subordinated Pay-in-Kind Notes due 2005.

      "Privately Outstanding Notes" means any or all of the Senior Notes upon the original issuance thereof and at all times subsequent thereto until, in the case of any Senior Note, (i) the registered exchange offer provided for in
Section 2 of the Registration Rights Agreement shall have been consummated and such Senior Note shall have been resold by the Fund which purchased such Senior Note, (ii) the sale or other public distribution of such Senior Note shall have been registered pursuant to the Securities Act and such Senior Note shall have been disposed of by the Fund which purchased such Senior Note in accordance with such registration, or (iii) such Senior Note shall have been resold by the Fund pursuant to Rule 144, Rule 144A or other resale exemption from the registration requirements of the Securities Act.

      "Proceeding" means an action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or to the knowledge of TCHI, Funding or the Partnership, threatened.

      "prohibited transaction" shall have the meaning specified in Section 4.6 hereof.

      "qualified trust" shall have the meaning specified in Section 2.3.3 hereof.

      "Registration Rights Agreement" means the Registration Rights Agreement of even date herewith by and among TCHI, Funding, the Partnership and the Funds, relating to the registration of the Senior Notes pursuant to the Securities Act and in substantially the form of Exhibit B hereto.

      "reportable event" shall have the meaning specified in Section 4.6 hereof.

      "Rule 144" means Rule 144 as promulgated by the Commission pursuant to the Securities Act, and any successor rule or regulation thereto.

      "Rule 144A" means Rule 144A as promulgated by the Commission pursuant to the Securities Act, and any successor rule or regulation thereto.

      "Scheduled Closing Date" shall have the meaning specified in Section
2.4.2.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

      "Security Documentation" means the Indenture of Mortgage and Security Agreement (Senior Note Mortgage), dated the date hereof, by and between the Partnership, as mortgagor and debtor, and Funding, as mortgagee and secured party; the Indenture of Mortgage and Security Agreement (Senior Guarantee Mortgage), dated the date hereof, by and between the Partnership, as mortgagor and debtor, and U.S. Bank National Association, as trustee under the Funding
Note Indenture, as mortgagee and secured party, the Indenture of Mortgage and Security Agreement (Senior Partnership Upstream Note Mortgage), dated the date hereof, by and between the Partnership as mortgagor and debtor and TCHI, as mortgagee and secured party, the Indenture of Mortgage and Security Agreement (TCHI Note Guarantee Mortgage), dated the date hereof, by and between the Partnership, as mortgagor and debtor, and the U.S. Bank National Association, as trustee under the TCHI Note Indenture, as mortgagee and secured party, in substantially the forms of Exhibits D, E, F and G hereto, respectively, the Senior Assignment Agreement, the Senior Partnership Upstream Assignment Agreement, the Assignment of Leases and Rents and Assignment of Operating Leases, the Intercreditor Agreement and the other agreements and documents entered into or delivered in connection with the foregoing.

      "Senior Assignment Agreement" means the Senior Assignment Agreement dated as of the date hereof, by Funding to the Trustee, as trustee under the Funding
Note Indenture.

      "Senior Notes" means the TCHI Notes and the Funding Notes.

      "Senior Partnership Note" means the Note, dated the date hereof, in the original principal amount of $62,000,000 made by the Partnership in favor of Funding.

      "Senior Partnership Upstream Assignment Agreement" means the Senior Partnership Upstream Assignment Agreement dated as of the date hereof, by TCHI to the Trustee, as trustee under the TCHI Note Indenture.

      "Senior Partnership Upstream Note" means the Note, dated the date hereof in the original principal amount of $5,000,000 made by the Partnership in favor of TCHI.

      "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

      "TCHI" means Trump's Castle Hotel & Casino, Inc., a New Jersey corporation.

      "TCHI Note Indenture" means the Indenture, dated as of the date hereof, by and between TCHI, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee thereunder, in substantially the form of Exhibit B hereto, as the same may be amended from time to time in accordance with the terms thereof.

      "TCHI Notes" means the $5,000,000 aggregate original principal amount of 10 1/4% Series A Senior Secured Notes due 2003 of TCHI, and any other debt securities issued in exchange or substitution for such notes.


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

      "Trustee" shall mean U.S. Bank National Association in its capacity as trustee under the Funding Note Indenture and in its capacity as the Trustee under the TCHI Note Indenture.

SECTION 2. PURCHASE AND SALE OF SENIOR NOTES.

      2.1. Issuance of Senior Notes and Senior Guarantee.

            2.1.1. Issuance of the Funding Notes and Related Senior Guarantee.

      (a) Funding has taken all necessary corporate action to authorize the issuance and sale of up to $62,000,000 aggregate original principal amount of its 10 1/4% Series A Senior Secured Notes due 2003 and to make the Funding Notes the enforceable obligations they purport to be. The Funding Notes will be issued in denominations of $1,000 and any integral multiple thereof, and will otherwise be substantially in the form set forth in Article II of the Funding Note Indenture.

      (b) The Partnership has taken all necessary partnership action to authorize the issuance of its unconditional guarantee of payment of the Funding Notes as set forth in the Funding Note Indenture, the issuance of the Senior Partnership Note and the execution and delivery of the Security Documentation to which it is a party and to make each of its guarantee of the Funding Notes, the Senior Partnership Note and the Security Documentation to which it is a party the enforceable obligation it purports to be.

            2.1.2. Issuance of the TCHI Notes and Related Senior Guarantee.

      (a) TCHI has taken all necessary corporate action to authorize the issuance and sale of up to $5,000,000 aggregate original principal amount of its 10 1/4% Series A Senior Secured Notes due 2003 and to make the TCHI Notes the enforceable obligations they purport to be. The TCHI Notes will be issued in denominations of $1,000 and any integral multiple thereof, and will otherwise be substantially in the form set forth in Article II of the TCHI Note Indenture.

      (b) The Partnership has taken all necessary partnership action to authorize the issuance of its unconditional guarantee of payment of the TCHI Notes as set forth in the TCHI Note Indenture, the issuance of the Senior Partnership Upstream Note and the execution and delivery of the Security Documentation to which it is a party and to make each of its guarantee of the TCHI Notes, the Senior Partnership Upstream Note and the Security Documentation to which it is a party the enforceable obligation it purports to be.

      2.2. Sale and Purchase of the Senior Notes; the Closing.

            2.2.1. Sale and Purchase of the Funding Notes.

      Subject to the terms and conditions set forth herein, Funding hereby agrees to sell to each Fund the aggregate original principal amount of Funding Notes set forth opposite the name of such Fund on Annex E hereof. All of the Funding Notes shall be sold at a price equal to 100% of the original principal amount thereof.

      In reliance upon the representations and warranties of Funding, TCHI and the Partnership contained herein, in the other Documents and in the Most Recent 10-K, and subject to the terms and conditions set forth herein and therein, each Fund hereby agrees, severally and not jointly, to purchase the Funding Notes to be purchased by such Fund at the purchase price set forth in this Section. Each Fund shall, severally and not jointly, be liable for only the purchase of that portion of such Funding Notes set forth opposite the name of such Fund on Annex E hereof.

            2.2.2. Sale and Purchase of the TCHI Notes.

      Subject to the terms and conditions set forth herein, TCHI hereby agrees to sell to each Fund the aggregate original principal amount of TCHI Notes set forth opposite the name of such Fund on Annex E hereof. All of the TCHI Notes shall be sold at a price equal to 100% of the original principal amount thereof.

      In reliance upon the representations and warranties of Funding, TCHI and the Partnership contained herein, in the other Documents and in the Most Recent 10-K, and subject to the terms and conditions set forth herein and therein, each Fund hereby agrees, severally and not jointly, to purchase the TCHI Notes to be purchased by such Fund at the purchase price set forth in this Section. Each Fund shall, severally and not jointly, be liable for only the purchase of that portion of such TCHI Notes set forth opposite the name of such Fund on Annex E hereof.

            2.2.3. Closing.

      The sale and purchase of the Senior Notes shall take place at a closing (the "Closing") at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York 10022, commencing at 9:30 A.M., New York time, on April 17, 1998, or such other place, Business Day (not in any event later than May 15, 1998) and time as may be agreed upon by the Funds and Funding (such time and date being referred to as the "Closing Date"). At the Closing, Funding and TCHI will deliver to each of the Funds one or more Senior Notes in the aggregate principal amount or amounts to be purchased by such Fund, registered in its name or in the name(s) of such nominee(s) or designee(s) as such Fund may request, against payment of the purchase price therefor by Federal funds bank wire transfer of same day funds to such bank account as Funding, TCHI and the Partnership shall designate at least two Business Days prior to the Closing Date.

            2.2.4. Use of Proceeds.

      (a) Funding Notes.

      The proceeds from the sale of the Funding Notes shall be applied by Funding or the Partnership (i) to fund the redemption at 100% of the principal amount thereof, plus accrued but unpaid interest, of the Old Senior Notes, such redemption to occur immediately upon the issuance of the Funding Notes; (ii) to repay the principal amount of and all accrued but unpaid interest in, with all expenses and costs related to, the Loan outstanding under the Amended and Restated Credit Agreement, dated as of December 28, 1993, between Funding, the Partnership and Midlantic National Bank (or any successor thereto), as in effect in the Closing Date; and (iii) to pay expenses of the Partnership in connection with the refinancing of the indebtedness described in clauses (i) and (ii) of this sentence pursuant to this Agreement and the Documents. In connection with the payment referred to in clause (i) of the first sentence of this Section 2.2.4(a), the Partnership shall pay in full, together with accrued but unpaid interest, the Note dated as of December 28, 1993 made by the Partnership to Funding in the original principal amount of $27,000,000. In connection with payment referred to in clause (ii) of the first sentence of this Section 2.2.4(a), the Partnership and Funding shall obtain the release of all mortgages, liens security interest and other encumbrances granted in connection with such indebtedness and any other security interests of Midlantic National Bank or any successor thereto in the assets or property of, or otherwise in connection with, the Partnership and Funding.

      (b) TCHI Notes.

      The indebtedness of TCHI and the Partnership evidenced by the TCHI Notes is a part of the Working Capital Facility of the Partnership described in the Funding Note Indenture, the Mortgage Note Indenture and the PIK Note Indenture. The proceeds from the sale of TCHI Notes shall be applied to meet the Partnership's general working capital requirements.

      2.3. Each Fund's Representations.

            2.3.1. Authorization and Authority.

      Each Fund represents to TCHI, Funding and the Partnership that such Fund has taken all necessary action to authorize the execution and delivery of this Agreement and the Registration Rights Agreement and to make each of this Agreement and the Registration Rights Agreement the enforceable obligation it purports to be.

            2.3.2. Investment Intent; Transfer of Senior Notes.

      Each Fund represents to TCHI, Funding and the Partnership that such Fund is purchasing the Senior Notes being purchased by such Fund hereunder for its own account, and with no intention of distributing or reselling such Senior Notes or any part thereof in any transaction that would violate the securities laws of the United States of America or any state thereof.

      If any Fund desires to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Senior Notes (other than pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or Rule 144A) such Fund shall deliver to Funding, in the case of the Funding Notes, or TCHI in the case of the TCHI Notes, a written opinion of Ropes & Gray or other counsel, reasonably satisfactory in form and substance to Funding or TCHI, as the case may be, that there is available therefor an exemption from the registration requirements of the Securities Act. Upon original issuance thereof, and until such time as no longer required by law, each of the Senior Notes originally issued (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in
Section 2.2 of the Funding Note Indenture or the TCHI Note Indenture, as the case may be.

      At such time that any such legend is no longer required by law to be borne by a Senior Note, Funding or TCHI, as the case may be, shall, at the request of the holder thereof, cause such legend to be removed or replace such certificate with an unlegended security.

            2.3.3. ERISA.

      Each Fund represents to TCHI, Funding and the Partnership that either (i) no part of the funds to be used to purchase the Senior Notes to be purchased by such Fund constitutes assets allocated to any qualified trust that contains the assets of any employee benefit plan with respect to which TCHI, Funding or the Partnership is a party in interest or disqualified person or (ii) the use of such assets would not constitute a non-exempt prohibited transaction. The representations made by each Fund in the preceding clauses are made solely in reliance upon its review of the list (a copy of which is set forth as Schedule
2.3.3 hereto), previously furnished to the Funds by TCHI, Funding and the Partnership, which identifies the qualified trusts that contain assets of any employee benefit plans with respect to which TCHI, Funding or the Partnership is a party in interest or a disqualified person. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in
Section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Code, and the term "qualified trust" shall mean any trust qualified under section 401(a) of the Code in which is held the assets of any employee benefit plan.

            2.3.4. Registered Investment Company.

      Each Fund represents to TCHI, Funding and the Partnership that it is registered as an investment company under the Investment Company Act of 1940, as amended.

      2.4. Failure to Deliver.

            2.4.1. No Closing.

      Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

            (i) By the mutual consent of all of the parties;

            (ii) By the Funds at any time in the event of a breach or default by either TCHI, Funding or the Partnership in the observance or in the timely performance of any of its obligations hereunder which is not waived by the Funds and which remains uncured for fifteen (15) days after receipt of notice in writing of such breach or default;

            (iii) By Funding, TCHI and the Partnership at any time in the event of a breach or default by any Fund in the observance or in the timely performance of any of its obligations hereunder which is not waived by Funding, TCHI and the Partnership and remains uncured for fifteen (15) days after receipt of notice in writing of such breach or default; or

            (iv) If the Closing shall not have occurred on or before May 15, 1998, at anytime thereafter by (i) the Funds or (ii) TCHI, Funding and the Partnership.

No termination under this section shall be effective unless and until the terminating party gives written notice of such termination to the other party.

            2.4.2. Failure to Notify.

      If the Closing shall not actually occur on any date on which the Closing is scheduled to occur (the "Scheduled Closing Date") (other than by reason of the failure of one or more of the Funds to purchase Senior Notes duly tendered), and Funding and TCHI shall have failed to notify Ropes & Gray prior to 12:00 p.m., New York time, on such Scheduled Closing Date that such Closing has been postponed, Funding or TCHI, as the case may be, shall pay to each Fund by wire transfer of immediately available funds to the bank account designated by such Fund (as compensation for its loss of funds and administrative costs) an amount equal to interest on the aggregate purchase price for the Senior Notes to have been purchased by such Fund on such Scheduled Closing Date, at the effective rate of interest equal to 11 1/4% per annum, less the overnight Federal funds rate, for each day from and including such Scheduled Closing Date to and including the earlier of the date on which such Closing actually occurs or the date on which the amount to be paid by such Fund as the purchase price of such Senior Notes is available to such Fund for reinvestment, provided, that Funding or TCHI, as the case may be, shall pay to such Fund in any case not less than one day's interest at such specified rate.

      2.5. Expenses.

      Whether or not the Senior Notes are sold, Funding, TCHI and the Partnership shall pay all reasonable expenses relating to this Agreement and the other Documents, including, but not limited to:

      (a) the cost of printing, reproducing and filing this Agreement, the other Documents and any other documents contemplated hereby or thereby;

      (b) the reasonable fees and charges and disbursements of Ropes & Gray, the Funds' special counsel, and Lowenstein Sandler PC, the Funds' special New Jersey real property counsel, or such other counsel as the Funds may employ on their behalf with the consent of Funding and TCHI;

      (c) the cost of delivering to your home office or the office of your designee the Senior Notes purchased by the Funds at the Closing upon the issuance thereof;

      (d) all expenses, including reasonable attorneys' fees, relating to any amendment to, or modification of, or any waiver, or consent or preservation of rights under, this Agreement or any of the Documents;

      (e) all other expenses, including reasonable attorneys' fees, incurred by Funding, TCHI, or the Partnership, as the case may be, in connection with the transactions contemplated by this Agreement and the other Documents; and

      (f) all fees and expenses (including reasonable fees and expenses of counsel) in connection with any registration or qualification of the Senior Notes for offer and sale hereunder under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements.

      2.6. Indemnification.

            2.6.1. Scope of Indemnification.

      In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of TCHI, Funding and the Partnership to indemnify the Funds hereunder or under any of the other Documents, TCHI, Funding and the Partnership, jointly and severally, shall, without limitation as to time, indemnify and hold harmless each Fund, its Affiliates, and the employees, officers, directors, trustees, and agents of each Fund and its Affiliates, including attorneys and consultants (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses, including expenses of investigation (collectively, "Losses"), incurred by any Indemnified Party, as a consequence of any claim by or obligation to a third party which arises out of or in connection with this Agreement or the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement or such other Documents are consummated and whether or not any Indemnified Party is a formal party to any Proceeding; provided, however, that neither TCHI, Funding nor the Partnership shall be liable to any Indemnified Party for any Losses (i) resulting from a violation by such Indemnified Party of a legal restriction on its investment powers, or (ii) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose primarily out of the gross negligence or willful misconduct of such Indemnified Party. Subject to the reimbursement obligation set forth in the last sentence of Section 2.6.2 hereof, each of TCHI, Funding and the Partnership agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred and disclosed to TCHI, Funding and the Partnership in writing by such Indemnified Party. The obligations of each of TCHI, Funding and the Partnership to each Indemnified Party hereunder shall be separate obligations, and the liability of each of TCHI, Funding and the Partnership to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

            2.6.2. Indemnification Procedures.

      If any proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from TCHI, Funding or the Partnership hereunder, such Indemnified Party promptly shall notify TCHI or Funding, as the case may be, and the Partnership in writing, and either TCHI or Funding, as the case may be, or the Partnership, or both, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with the defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve either TCHI, Funding or the Partnership of its obligations pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such failure shall have materially prejudiced TCHI, Funding or the Partnership, as indemnitor.

      Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) TCHI, Funding or the Partnership has agreed to pay such fees and expenses; or (2) TCHI, Funding or the Partnership has failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such action, claim or proceeding; or (3) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party and TCHI, Funding or the Partnership, and such Indemnified Party shall have been advised by counsel that a conflict of interest may exist if the same counsel represents such Indemnified Party and TCHI, Funding or the Partnership (and in the case of any of (1), (2) or (3), if such Indemnified Party notifies TCHI, Funding and the Partnership in writing that it elects to employ separate counsel at the expense of TCHI or Funding, as applicable, and the Partnership, TCHI, Funding and the Partnership shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of TCHI or Funding, as applicable, and the Partnership); provided, however, that, so long as no conflict of interest exists between any Indemnified Party and any other Indemnified Party, TCHI or Funding, as applicable, and the Partnership shall not be obligated to pay the fees and expenses of more than one separate lead counsel (and one local counsel) for all Indemnified Parties. TCHI or Funding, as applicable, and the Partnership shall have the right to employ separate counsel in, and to participate in the defense of, any action or proceeding with respect to which it has no right to assume the defense, but the fees and expenses of such counsel shall be at the expense of TCHI or Funding, as applicable, and the Partnership. No Indemnified Party will be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Neither TCHI, Funding nor the Partnership shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such action, claim or proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto). All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 2.6) shall be paid to the Indemnified Party, as incurred, upon written notice thereof to TCHI or Funding, as applicable, or the Partnership; provided, that TCHI, Funding or the Partnership may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Indemnified Party is not entitled to indemnification hereunder.

      2.7. Contribution.

            2.7.1. Indemnification Provisions Unenforceable.

      If a claim by an Indemnified Party for indemnification under Section 2.6 hereof is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) even though the express provisions hereof provide for indemnification in such case, then TCHI, Funding and the Partnership, jointly and severally, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of TCHI, Funding or the Partnership, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of TCHI, Funding or the Partnership, on the one hand, and any Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, TCHI, Funding or the Partnership, on the one hand, or such Indemnified Party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding.

            2.7.2. No Pro Rata Allocation.

      The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation that does not account for the equitable considerations referred to in Section 2.7.1 hereof. Notwithstanding the provisions of this Section 2.7, no Indemnified Party shall be required to contribute any amount in excess of the amount by which the price at which the Senior Notes sold by such Indemnified Party and distributed to the public exceeds the amount of any damages that such Indemnified Party has otherwise been required to pay by reason of such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

            2.7.3. Survival of Obligations.

      The obligations of TCHI, Funding and the Partnership under Section 2.6 and this Section 2.7 shall survive the payment or prepayment of the Senior Notes, at maturity, upon redemption or otherwise, any transfer of the Senior Notes by the Funds, and any termination of this Agreement or the other Documents.

      2.8. Further Actions.

      During the period from the date hereof to the Closing Date, TCHI, Funding and the Partnership shall take all actions reasonably necessary or appropriate to cause its representations and warranties contained in Section 5 hereof to be true and correct in all material respects as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

SECTION 3. CLOSING CONDITIONS

      3.1. Conditions to the Funds' Obligations.

      Each Fund's obligation to purchase and pay for the Senior Notes to be purchased by it at the Closing shall be subject to the satisfaction of the following conditions on or prior to the Closing Date:

            3.1.1. Opinion of Counsel.

      The Funds shall have received opinions, dated the Closing Date and addressed to the Funds, from each of (i) Willkie Farr & Gallagher, counsel to TCHI, Funding and the Partnership, (ii) Graham, Curtin & Sheridan, a Professional Association, New Jersey real property counsel to TCHI, Funding and the Partnership and (iii) Sterns & Weinroth, gaming counsel to TCHI, Funding and the Partnership, substantially in the form set forth in Exhibits I, J and K hereto, respectively.

            3.1.2. Officers' Certificates.

      (a) The Funds shall have received a certificate or certificates, dated the Closing Date and signed by each of (x) the Chief Executive Officer or the Chief Financial Officer of Funding and (y) the Chief Executive Officer or Chief Financial Officer of TCHI certifying (i) that the conditions set forth in Sections 3.1.3 through 3.1.5, 3.1.8, 3.1.10 and 3.1.11 hereof have been satisfied on and as of such date and (ii) as to such other matters as any Fund may reasonably request.

      (b) The Funds shall have received a certificate, dated the Closing Date and signed by the Secretary of Funding and TCHI, certifying such matters as the Funds may reasonably request.

            3.1.3. Issue of Senior Notes.

      (a) Simultaneously with the sale to each Fund of the Funding Notes to be purchased by it at the Closing, Funding shall have issued and delivered and received payment for the Funding Notes to be purchased by the other Funds hereunder, and TCHI shall have issued and delivered and received payment for the TCHI Notes to be purchased by each Fund hereunder.

      (b) Simultaneously with the sale to each Fund of the TCHI Notes to be purchased by it at the Closing, TCHI shall have issued and delivered and received payment for the TCHI Notes to be purchased by the other Funds hereunder, and Funding shall have issued and delivered and received payment for the Funding Notes to be purchased by each Fund hereunder.

            3.1.4. Representations and Warranties True; No Event of Default.

      The representations and warranties of TCHI, Funding and the Partnership contained herein and in each of the other Documents shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on and as of such date. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement and the other Documents) no Default or Event of Default.

            3.1.5. Compliance with Agreements.

      TCHI, Funding and the Partnership shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement and in the other Documents that are required to be performed or complied with by TCHI, Funding and the Partnership on or before the Closing Date.

            3.1.6. Purchase Permitted by Applicable Laws; Legal Investment.

      Each Fund's purchase of and payment for the Senior Notes to be purchased by it (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject any Fund to any penalty or other materially onerous condition under or pursuant to any applicable law or governmental regulation (other than the New Jersey Casino Control Act), and (c) shall be permitted by the laws and regulations of the jurisdictions to which you are subject. TCHI, Funding and the Partnership shall have delivered to each Fund factual certificates or other evidence as each Fund shall reasonably request, in form and substance reasonably satisfactory to such Fund, to enable such Fund to establish compliance with this condition.

            3.1.7. The Indentures, the Registration Rights Agreement and the Security Documentation.

      (a) Funding, the Partnership and U.S. Bank National Association, as trustee, shall have duly entered into the Funding Note Indenture, and the Funds' counsel shall have received counterparts, conformed as executed, of the Funding
Note Indenture.

      (b) TCHI, the Partnership and U.S. Bank National Association, as trustee, shall have duly entered into the TCHI Note Indenture, and the Funds' counsel shall have received counterparts, conformed as executed, of the TCHI Note Indenture.

      (c) TCHI, Funding and the Partnership shall have duly executed and delivered to the Funds the Registration Rights Agreement.

      (d) Each of TCHI, Funding and the Partnership shall have duly executed and delivered to the Trustee the Security Documentation and each of the other Documents to which it is a party and shall have taken such action to perfect the security interests granted in the Security Documents as the Funds shall have requested.

      (e) The Intercreditor Agreement shall have been duly executed and delivered by each Person party thereto.

            3.1.8. Consents and Permits.

      TCHI, Funding and the Partnership shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any Applicable Law, for consummation of the transactions contemplated by this Agreement and the other Documents, including the issuance and sale of the Senior Notes to the Funds, and pursuant to all other agreements, orders and decrees to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other Documents.

            3.1.9. Proceedings Satisfactory.

      All corporate proceedings taken in connection with the sale of the Senior Notes and all documents relating thereto, shall be reasonably satisfactory in form and substance to the Funds. The Funds and Ropes & Gray shall have received copies of such documents as they may reasonably request in connection with the Closing, or as a basis for the Closing opinions, all in form and substance reasonably satisfactory to the Funds and their special counsel. Each Document shall be reasonably satisfactory in form and substance to the Funds.

            3.1.10. No Material Adverse Change.

      Since December 31, 1997 there shall not have occurred any material adverse change in the operations, business, properties, prospects, condition (financial or otherwise) or results of operations of TCHI, Funding and the Partnership, taken as a whole. There shall have been no material adverse change in the Partnership's ability to operate the Trump Marina Hotel Casino as described in the Most Recent 10-K.

            3.1.11. No Material Judgment or Order.

      There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of the Funds or the Funds' special counsel, would prohibit the sale or issuance of the Senior Notes hereunder or subject TCHI, Funding, the Partnership or any Fund to any material penalty if the Senior Notes were to be issued and sold hereunder.

      3.2. Conditions to the Obligations of Funding and TCHI.

      The obligations of Funding to sell the Funding Notes to be delivered to the Funds at the Closing and the obligations of TCHI to sell the TCHI Notes to be delivered to the Funds at the Closing shall be subject to the satisfaction of the following conditions:

            3.2.1. Sale of Senior Notes.

      The Funds shall have delivered payment to (i) Funding, in respect of the several purchases of the Funding Notes, in an aggregate amount of $62,000,000 and (ii) to TCHI, in respect of the several purchases of the TCHI Notes, in an original aggregate amount of $5,000,000.

            3.2.2. Funds' Representations and Warranties.

      Each Fund's payment of the purchase price for the Senior Notes purchased by it at the Closing shall constitute a certification by such Fund that all of its representations and warranties made herein and in the other Documents shall be true and correct in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made at and as of such date.

            3.2.3. No Material Judgment or Order.

      There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of TCHI, Funding and the Partnership, would prohibit the sale or issuance of the Senior Notes hereunder or subject TCHI, Funding or the Partnership to any material penalty if the Senior Notes were to be issued and sold hereunder.

            3.2.4. The Sale by Funding and TCHI Permitted by Applicable Laws.

      The sale by Funding of the Funding Notes and by TCHI of the TCHI Notes and the Funds' payment for the Senior Notes to be purchased by the Funds (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (b) shall not subject TCHI, Funding or the Partnership to any penalty under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which TCHI, Funding or the Partnership are subject.

            3.2.5. Consents and Permits.

      Each Fund shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required pursuant to any law, statute, regulation or rule (Federal, state, local and foreign), contemplated by this Agreement and the other

Documents, including the purchase of the Senior Notes by such Fund, and pursuant to all other agreements, orders and decrees to which such Fund is a party or to which such Fund is subject, in connection with the transactions to be consummated on or prior to the Closing Date contemplated by this Agreement and the other Documents.

SECTION 4. THE FUNDS' SPECIAL RIGHTS.

      The provisions of this Section 4 shall apply with respect to each Privately Outstanding Note and shall remain in effect so long as any of the Senior Notes are Privately Outstanding Notes.

      4.1. Delivery Expenses.

      If a holder of a Privately Outstanding Note surrenders such Senior Note to TCHI or Funding, as applicable, or the Trustee for substitution, replacement or exchange, Funding, in the case of the Funding Notes, or TCHI, in the case of the TCHI Notes, will pay the cost of delivering to and from such holder's home office (or to and from the office of such holder's designee(s)) and the office of Funding, TCHI or the Trustee, as the case may be, insured to such holder's satisfaction, the surrendered Senior Note and each Senior Note issued in substitution, replacement or exchange therefor.

      4.2. Issue Taxes.

      Funding and TCHI shall pay all stamp, transfer and other similar taxes and governmental fees in connection with (a) the issuance, sale, delivery or transfer by Funding and TCHI of the Privately Outstanding Notes, (b) the execution and delivery of the Documents, (c) any modification of the Documents and (d) the consummation of an Exchange Offer as defined in the Funding Note Indenture and the TCHI Indenture. Funding, TCHI and the Partnership will hold each holder of Privately Outstanding Notes harmless, without limitation as to time, against any and all liabilities with respect to all such taxes and fees. The obligations of Funding, TCHI and the Partnership under this Section 4.2 shall survive the payment or prepayment of the Senior Notes, at maturity, upon redemption or otherwise, any transfer of the Senior Notes by the holder thereof, and the termination of this Agreement.

      4.3. Direct Payment.

      TCHI, Funding and the Partnership shall instruct the Trustee to pay or cause to be paid all interest payments with respect to any Privately Outstanding Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting such amount, before 12:00 Noon, New York time, on the date such amount is payable, by Federal funds bank wire transfer in same day available funds, to the registered holder's account in any bank in the United States of America as may be designated by such holder or such nominee(s), as the case may be, not less than two Business Days prior to such payment. The initial bank account for this purpose is set forth on Annex E hereof. Each Fund shall be responsible for advising Funding, in the case of the Funding Notes, or TCHI, in the case of the TCHI Notes, of any changes in its designated bank account, and Funding, TCHI and the Partnership shall not have any responsibility for delays in transfers because of any registered holder's failure to advise Funding or TCHI, as the case may be, of any such change. Each Fund agrees, before any sale, transfer or other disposition of any Note that is a Privately Outstanding Note, to make a notation thereon, or submit the same to the Trustee under the Funding Note Indenture, in the case of a Funding Note, or under the TCHI Note Indenture, in the case of an TCHI Note, for notation thereon, of the date to which interest has been paid thereon and the amount of all redemption payments previously made in respect thereof.

      4.4. Inspection.

      Funding, TCHI and the Partnership will permit any person designated by any of the holders of record of the Privately Outstanding Notes in writing and reasonably acceptable to Funding, TCHI or the Partnership, at such designating holder's expense, upon reasonable notice during normal business hours, to visit and inspect any of the properties (subject to reasonable security procedures customarily required by Funding, TCHI or the Partnership), the corporate books or financial records of TCHI, Funding, the Partnership and its Subsidiaries, and to discuss their affairs, finances and accounts with the principal officers of Funding, TCHI or the Partnership and its Subsidiaries and (with notice to the Partnership) their independent public accountants, all at such reasonable times and as often as such holder may reasonably request. Each such holder agrees that any information obtained by it as a result of such visits, inspections and discussions or pursuant to this Agreement shall be confidential and shall be kept confidential by such holder, unless (i) disclosure of such information is required by law or by court or administrative order, provided that prior to disclosing any confidential information pursuant to this clause, such holder agrees to provide notice to Funding or TCHI, as applicable, or the Partnership and to reasonably cooperate with Funding or TCHI, as applicable, or the Partnership in any contest of such disclosure, (ii) such information becomes available to the public other than as a result of a disclosure or failure to safeguard by such holder, or (iii) such information becomes available to such holder from a source, other than TCHI, Funding or the Partnership, which source such holder reasonably believes is not subject to a confidentiality agreement which prohibited such disclosure.

      4.5. Financial Statements.

            4.5.1. Delivery.

      Funding, TCHI and the Partnership will deliver or cause the Trustee to deliver to each holder of Privately Outstanding Notes the financial statements and other information described by Section 10.18 of the Funding Note Indenture and Section 10.18 of the TCHI Note Indenture in the time periods and manner prescribed therein.

            4.5.2. Disclosure; Officer's Certificate.

      Each financial statement of Funding, TCHI or the Partnership delivered pursuant to this Section 4.5 shall disclose the amount available for Restricted Payments (as defined in the Funding Note Indenture and the TCHI Note Indenture) pursuant to Section 10.9 of the Funding Note Indenture and the TCHI Note Indenture, and shall be accompanied by a certificate of an officer of Funding and TCHI stating that (x) such officers do not have knowledge of the existence during or at the end of such accounting period of any condition or event that constitutes an Event of Default or Default, or (y) if such condition or event existed or then currently exists, specifying the nature and period of existence thereof and what action Funding, TCHI or the Partnership has taken, is taking, or proposes to take in connection therewith.

            4.5.3. Additional Information.

      Funding or TCHI, as applicable, or the Partnership shall, from time to time, deliver such additional information regarding the financial position or business of Funding, TCHI or the Partnership as the holders of a majority of the outstanding principal amount of the Privately Outstanding Notes may reasonably request, subject in each case to the confidentiality provisions set forth in
Section 4.4 hereof.

      4.6. ERISA Compliance.

      Promptly upon becoming aware of any (i) "reportable event" (as defined in section 4043(b) of ERISA) for which the giving of notice to the Pension Benefit Guaranty Corporation has not been waived, (ii) "complete withdrawal" or "partial withdrawal" (within the meaning of sections 4203 and 4205 of ERISA) from a "Multiemployer Plan" (as defined in section 3(37) of ERISA), (iii) "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code),
(iv) "accumulated funding deficiency" (as defined in section 412 of the Code),
(v) lien (within the meaning of section 412(n) of the Code or section 302(f) of ERISA), or (vi) requirement to provide security under section 401(a)(29) of the Code or section 307 of ERISA in connection with any "employee benefit plan" maintained or contributed to by the Partnership or, with respect to clauses (i),
(ii), (iv) or (v), any of its "controlled group" (as defined in section 4001(a)(14) of ERISA for purposes of clause (i) and (ii) and section 414(b),(c),(m) or (o) of the Code for purposes of clauses (iv) and (v), and hereinafter referred to as "ERISA Affiliates") or any trust created thereunder, that may reasonably be expected to, singly or in the aggregate, result in a liability that could have a Material Adverse Effect, the Partnership shall furnish to each holder of Privately Outstanding Notes a written notice specifying the nature thereof and what action the Partnership, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or any other relevant party is taking or proposes to take with respect thereto.

      4.7. No Bond Necessary.

      No holder of Privately Outstanding Notes shall be required to post any bond (but such holder may be required to enter into an indemnity agreement, at the request of Funding or TCHI, as applicable, reasonably satisfactory to Funding or TCHI, as applicable, and the Trustee) if such holder certifies that a Privately Outstanding Note has been lost, destroyed or wrongfully taken and demands that Funding or TCHI issue and the Trustee authenticates a replacement Note.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

      Each of TCHI, Funding and the Partnership jointly and severally represents and warrants to each of the Funds as follows:

      5.1. Organization, Standing and Qualification.

            5.1.1. Organization; Standing.

      Funding is a corporation duly organized and validly existing under the laws of the State of New Jersey. Funding has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted.

      TCHI is a corporation duly organized and validly existing under the laws of the State of New Jersey. TCHI has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted. TCHI is engaged in no other business other than serving as the general partner of the Partnership, and its only asset (other than the Senior Partnership Upstream Note and the Security Documentation executed in connection therewith) is its partnership interest in the Partnership. Except as directly related to serving as the general partner of the Partnership and as contemplated by this Agreement, the Security Documentation and the Documents, TCHI has no liabilities.

      The Partnership is a limited partnership existing under the laws of the State of New Jersey. The Partnership has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure so to qualify would not, singly or in the aggregate, have a Material Adverse Effect.

            5.1.2. Authority.

      Each of TCHI, Funding and the Partnership has all requisite power and authority to enter into and perform all of its respective obligations under this Agreement and the other Documents to which it is a party, to issue, sell, and deliver the Senior Notes, and to carry out the transactions contemplated by this Agreement or any other Document to which it is a party.

      5.2. Authorization of Agreement and Other Documents.

      Each of TCHI, Funding and the Partnership has taken all action necessary to authorize it to enter into and perform its obligations under each of this Agreement and the other Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Senior Notes). This Agreement is, and, as of the Closing Date and each of the Documents to which TCHI, Funding or the Partnership is a party will be, a legal, valid and binding obligation of TCHI, Funding or the Partnership, as the case may be, enforceable against TCHI, Funding or the Partnership, as the case may be, in accordance with its terms, except as such enforcement may be subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws now or hereafter affecting creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and (iii) the New Jersey Casino Control Act and the regulations promulgated thereunder.

      5.3. No Violation.

            5.3.1. Existing Violations.

      Neither TCHI, Funding nor the Partnership is (i) in violation of its respective Charter Documents or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other agreement or instrument to which any of them is a party other than such defaults that could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute a violation of such Charter Documents or a default under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness or other obligation other than such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

            5.3.2. Execution of Agreement.

      Neither the execution or delivery by TCHI, Funding or the Partnership of this Agreement or the other Documents to which it is a party, the issuance, sale or delivery of the Senior Notes, the performance by TCHI, Funding or the Partnership of its obligations pursuant to this Agreement and the other Documents, nor the consummation of the transactions contemplated hereby or thereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any Person (other than consents already obtained) under, result in the imposition of any penalty, or result in the imposition of a Lien (other than pursuant to the Security Documentation and Liens permitted under the Funding Note Indenture and the TCHI Note Indenture) on any properties of TCHI, Funding or the Partnership or an acceleration of indebtedness or other obligation pursuant to,

(i) the Charter Documents of TCHI, Funding or the Partnership, (ii) any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which TCHI, Funding or the Partnership is a party or by which it is bound or to which any of its property or assets is subject, or (iii) any Applicable Law, except in any case where such violation, default, breach or conflict, or the absence of such consent or the creation of such Lien, would not, singly or in the aggregate, result in a Material Adverse Effect.

      5.4. No Default.

      Were the Funding Note Indenture, the TCHI Note Indenture, the Registration Rights Agreement and the Security Documentation in effect as of the date hereof, after giving effect to the transactions contemplated hereby, including application of proceeds from the sale of the Senior Notes, there would be no Default or Event of Default thereunder or breach thereof.

      5.5. Full Disclosure.

      The Most Recent 10-K, including the financial statements included therein, complies with all applicable provisions of the Exchange Act in all material respects and contains all statements required to be stated therein in accordance with the Exchange Act. None of the Most Recent 10-K, this Agreement or any of the other Documents contained, as of its respective date, or would now contain were the information contained therein made available to you as of the date of this Agreement, any untrue statement of a material fact or as of such date omitted, or now omits, to state a material fact necessary to make the statements contained herein or therein, when taken as a whole in light of the circumstances under which they were made, not misleading.

      5.6. ERISA.

      The execution and delivery of this Agreement, the other Documents and the sale of the Senior Notes to be purchased by the Funds do not involve any "prohibited transaction" by TCHI, Funding or the Partnership. Neither TCHI, Funding nor the Partnership is a "party in interest" or a "disqualified person" with respect to a qualified trust except as to those employee benefit plans set forth on Schedule 2.3.3. No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by TCHI, Funding or the Partnership or any of their ERISA Affiliates (any plan being herein referred to as the "Pension Plan") that could result in TCHI, Funding the Partnership or any such ERISA Affiliate incurring any liability, fine or penalty which would, singly or in the aggregate, have a Material Adverse Effect. With respect to any Pension Plan, other than a Multiemployer Plan, that is subject to Title IV of ERISA, (a) the fair market value of the assets of such Pension Plan equals or exceeds (and will equal or exceed immediately subsequent to the consummation of the transactions contemplated hereby) the present value of the liabilities of such Pension Plan (as determined in accordance with the actuarial methods and assumptions set forth in the latest actuarial report for such Pension Plan), except where the failure so to equal or exceed would not, singly or in the aggregate, have a Material Adverse Effect and (b) there exists (and will exist immediately subsequent to the consummation of the transactions contemplated hereby) no accumulated funding deficiency.

      The representation of TCHI, Funding and the Partnership in the first sentence of the preceding paragraph is made in reliance upon, and is subject to, the accuracy of each Fund's representations in section 2.3.3 hereof.

      5.7. Compliance with Laws.

      Neither TCHI, Funding nor the Partnership is in violation of any Applicable Law, except such violations as may not, singly or in the aggregate, have a Material Adverse Effect. Each of TCHI, Funding and the Partnership has obtained and holds all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business as currently conducted, except such failures as would not, singly or in the aggregate, have a Material Adverse Effect.

      5.8. Consents.

      No consent, approval or authorization of, or filing, registration or qualification (including, without limitation, pursuant to the New Jersey Casino Control Act) with, any Person or any governmental or regulatory authority or body (including, without limitation, the New Jersey Casino Control Commission, or any successor entity) is required in connection with or as a condition to the execution and delivery of this Agreement or any of the other Documents or the consummation of transactions contemplated hereby or thereby (including, without limitation, the offer, issuance, sale or delivery of the Senior Notes at the Closing), except for such (i) consents, approvals, authorizations, filings, registrations or qualifications as have been made or obtained on or before the Closing Date (and copies of which will be delivered to the Funds upon their request), or are not required to be made or obtained prior to the Closing Date and (ii) the filing of mortgages, financing statements and any other security documents pursuant to the Security Documentation, and except to the extent that the failure to obtain any such consents, approvals, authorizations or qualifications or to make any such filings or registrations could not, singly or in the aggregate, have a Material Adverse Effect.

      5.9. No Violation of Regulations of Board of Governors of Federal Reserve System.

      None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Senior Notes) shall violate or result in a violation by TCHI, Funding or the Partnership of
Section 7 of the Exchange Act including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. No part of the proceeds of the sale of the Senior Notes will be used directly or indirectly for the purpose of purchasing or carrying any margin securities within the meaning of Regulation G.

      5.10. Private Offering.

            5.10.1. Sale Exempt.

      Assuming the correctness of the representations made by the Funds in
Section 2.3 hereof, the sale of the Senior Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act and it is not necessary in connection with the sale of the Senior Notes to the Funds in accordance herewith to qualify the Funding Note Indenture or the TCHI Note Indenture under the Trust Indenture Act of 1939, as amended.

            5.10.2. No General Solicitation.

      In the case of each offer or sale of the Senior Notes, no form of general solicitation or general advertising was used by TCHI, Funding or the Partnership or any of their officers, directors or employees including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees had been invited by any general solicitation or general advertising. No offers were made by TCHI, Funding or the Partnership or any of their officers, directors or employees other than to persons whom the offeror reasonably believed to be accredited investors or sophisticated purchasers as those terms have been construed under Section 4(2) of the Securities Act. The Funds are the sole purchasers of the Senior Notes. No securities of the same class as any of the Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof. Each of TCHI, Funding and the Partnership agrees that neither it nor anyone acting on its behalf, will offer any Senior Notes so as to bring the issuance and sale of any of the Senior Notes within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with anyone if the sale of any of the Senior Notes and any such securities could be integrated as a single offering for purposes of the Securities Act.

      5.11. Governmental Regulations.

      Except for the required approval of the issuance and sale of the Senior Notes by the New Jersey Casino Control Commission, which approval has been obtained, neither TCHI, Funding nor the Partnership is subject to regulation, or will become subject to regulation upon the consummation of the transactions contemplated by this Agreement or any of the other Documents, under the Investment Company Act of 1940, as amended, or any Federal or state statute or regulation limiting its ability to incur or assume indebtedness for borrowed money or consummate the transactions contemplated hereby.

      5.12. Survival of Indemnification and Contribution and Representations and Warranties.

      All of the representations and warranties of TCHI, Funding and the Partnership in this Agreement, the Most Recent 10-K and the other Documents and in any other document, financial statement or other instrument or certificate delivered to the Funds by or on behalf of TCHI, Funding or the Partnership in connection with this Agreement and the Documents and the transactions contemplated hereby and thereby shall be deemed to constitute representations and warranties hereunder and shall be true in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated hereby.

      All of the obligations to indemnify the Funds and contribute to the Funds' losses contained in this Agreement and the other Documents and in any other document, financial statement or other instrument or certificate delivered to the Fund by or on behalf of TCHI, Funding or the Partnership in connection with this Agreement and the Documents and the transactions contemplated hereby and thereby and all of the representations and warranties of TCHI, Funding or the Partnership shall survive the execution and delivery of this Agreement and the other Documents, any investigation by the Funds and the issuance of the Senior Notes.

SECTION 6. MISCELLANEOUS.

      6.1. Notices.

      All notices and other communications provided for or permitted under this Agreement shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex, or facsimile:

      (a) if to any Fund, at its address set forth on the first page of this Agreement, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Robert L. Nutt, Esq (provided that payment notices shall be sent to the address indicated for each Fund on Annex E); and

      (b) if to TCHI, Funding or the Partnership, at its address set forth on the first page of this Agreement, with a copy to (i) if prior to May 26, 1998, Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, Attention: Daniel D. Rubino, Esq. or (ii) if on or after May 26, 1998, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099, Attention: Daniel D. Rubino, Esq.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

      6.2. Successors and Assigns.

      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and to the extent set forth in Sections 2.6 and 2.7 hereof, the Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and no other persons shall acquire or have any right under or by virtue of this Agreement.

      6.3. Amendment and Waiver.

      Prior to the Closing Date, this Agreement and the other Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Funds and the Partnership. Thereafter, this Agreement may only be amended, and such waivers be given, with the consent of the holders of a majority of the then outstanding aggregate principal amount of the Funding Notes (other than Funding Notes owned or acquired by Funding, the Partnership or any of their Affiliates) and the consent of the holders of a majority of the outstanding aggregate principal amount of the TCHI Notes (other than the TCHI Notes owned or acquired by TCHI, Funding, the Partnership or any of their Affiliates).

      6.4. Counterparts.

      This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      6.5. Headings.

      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      6.6. Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF TCHI, FUNDING AND THE PARTNERSHIP HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID

COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY FUND TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST TCHI, FUNDING OR THE PARTNERSHIP IN ANY OTHER JURISDICTION.

      6.7. Entire Agreement.

      This Agreement, together with the other Documents and the Senior Notes, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Documents and the Senior Notes, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      6.8. Severability.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

      If this Agreement is satisfactory to each of the Funds, please so indicate by signing the acceptance on a counterpart of this Agreement and return such counterpart to Funding whereupon this Agreement will become binding between us in accordance with its terms.

                                Very truly yours,

                                TRUMP'S CASTLE FUNDING, INC.


                                By: /s/ Nicholas L. Ribis
                                    ---------------------------------------
                                    Name:  Nicholas L. Ribis
                                    Title: President and Chief Executive Officer

                                TRUMP'S CASTLE HOTEL & CASINO, INC.


                                By: /s/ Nicholas L. Ribis
                                    ---------------------------------------
                                    Name:  Nicholas L. Ribis
                                    Title: President and Chief Executive Officer

                                TRUMP'S CASTLE ASSOCIATES, L.P.


                                By: TRUMP'S CASTLE HOTEL & CASINO,
                                      INC., its General Partner


                                By: /s/ Nicholas L. Ribis
                                    ---------------------------------------
                                    Name:  Nicholas L. Ribis
                                    Title: President and Chief Executive Officer

Accepted and agreed to:

                                THE FUNDS LISTED ON ANNEX A HERETO


                                      By: /s/ John R. Verani
                                          ----------------------------
                                          Name:  John R. Verani
                                          Title: Vice President

                                PUTNAM INVESTMENT MANAGEMENT,
                                INC. ON BEHALF OF THE FUNDS AND
                                ACCOUNTS LISTED ON ANNEX B HERETO


                                      By: /s/ John R. Verani
                                          ----------------------------
                                          Name:  John R. Verani
                                          Title: Senior Vice President

                                PUTNAM FIDUCIARY TRUST COMPANY ON
                                BEHALF OF THE FUNDS AND ACCOUNTS
                                LISTED ON ANNEX C HERETO


                                      By: /s/ John R. Verani
                                          ----------------------------
                                          Name:  John R. Verani
                                          Title: Senior Vice President

                                THE PUTNAM ADVISORY COMPANY, INC. ON
                                BEHALF OF THE FUNDS AND ACCOUNTS
                                LISTED ON ANNEX D HERETO


                                      By: /s/ John R. Verani
                                          ----------------------------
                                          Name:  John R. Verani
                                          Title: Senior Vice President

                                     ANNEX A

Putnam Variable Trust - PVT High Yield Fund
Putnam Funds Trust - Putnam High Yield Trust II
Putnam Managed High Yield Trust
Putnam High Yield Trust
Putnam High Yield Advantage Fund
Putnam Strategic Income Fund
Putnam Diversified Income Trust
Putnam Variable Trust - PVT Diversified Income Fund
Putnam Master Income Trust
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam Asset Allocation Funds - Balanced Portfolio
Putnam Variable Trust - PVT Global Asset Allocation Fund
Putnam Asset Allocation Funds - Conservative Portfolio
Putnam Asset Allocation Funds - Growth Portfolio
Putnam The George Putnam Fund of Boston
Putnam Income Fund
Putnam Equity Income Fund
Putnam Balanced Retirement Fund
Putnam Funds Trust - Putnam High Yield Total Return Fund
Putnam High Income Convertible and Bond Fund
Putnam Convertible Opportunities and Income Trust

                                     ANNEX B

Travelers Series Fund Inc. - Putnam Diversified Income Portfolio

                                     ANNEX C

Putnam High Yield Managed Trust
Putnam High Yield Fixed Income Fund, LLC

                                     ANNEX D

Ameritech Corporation Pension Plan
Dana Farber Cancer Institute
Abbott Laboratories Annuity Retirement Plan
Mobil Oil Corporation Retirement Plans
Strategic Global Fund - High Yield Fixed Income (Putnam) Fund
Ameritech Corporation Pension Plan

                                                                         ANNEX E
           FUNDS AND ACCOUNTS PURCHASING FUNDING NOTES AND TCHI NOTES

---------------------------------------------------------------------------------------------------------------
 Fund    Fund/Account Name             Nominee           Funding Note  Funding   TCHI Note   TCHI    Bank
Account                                  Name              Principal    Note #   Principal   Note  Account #
#                                                            Amount                Amount       #
---------------------------------------------------------------------------------------------------------------
017      Putnam Variable Trust -       Muico & Co.        $4,230,000    1                          096186
         PVT High Yield Fund
---------------------------------------------------------------------------------------------------------------
2HS      Putnam Funds Trust -          Muico & Co.        $1,520,000    2                          096181
         Putnam High Yield Trust
         II
---------------------------------------------------------------------------------------------------------------
590      Putnam Managed High           Muico & Co.        $430,000      3                          096268
         Yield Trust
---------------------------------------------------------------------------------------------------------------
205      Putnam High Yield Trust       Muico & Co.        $15,985,000   4       $2,500,000     1   096120
---------------------------------------------------------------------------------------------------------------
303      Putnam High Yield             Muico & Co.        $17,975,000   5       $2,500,000     2   096172
         Advantage Fund
---------------------------------------------------------------------------------------------------------------
2BU      Putnam Strategic Income       Muico & Co.        $310,000      6                          096302
         Fund
---------------------------------------------------------------------------------------------------------------
837      Putnam Diversified            Muico & Co.        $9,130,000    7                          096200
         Income Trust
---------------------------------------------------------------------------------------------------------------
963      Putnam Variable Trust -       Muico & Co.        $1,060,000    8                          096274
         PVT Diversified Income
         Fund
---------------------------------------------------------------------------------------------------------------
807      Putnam Master Income          Muico & Co.        $830,000      9                          096194
         Trust
---------------------------------------------------------------------------------------------------------------
811      Putnam Premier Income         Muico & Co.        $2,090,000    10                         096196
         Trust
---------------------------------------------------------------------------------------------------------------
815      Putnam Master                 Muico & Co.        $1,320,000    11                         096198
         Intermediate Income
         Trust
---------------------------------------------------------------------------------------------------------------
099      Putnam Asset Allocation       Muico & Co.        $660,000      12                         096280
         Funds - Balanced
         Portfolio
---------------------------------------------------------------------------------------------------------------
1GF      Putnam Variable Trust -       Muico & Co.        $190,000      13                         096192
         PVT Global Asset
         Allocation Fund
---------------------------------------------------------------------------------------------------------------
283      Putnam Asset Allocation       Muico & Co.        $220,000      14                         096282
         Funds - Conservative
         Portfolio
---------------------------------------------------------------------------------------------------------------
502      Putnam Asset Allocation       Muico & Co.        $260,000      15                         096278
         Funds - Growth Portfolio
---------------------------------------------------------------------------------------------------------------
612      Putnam The George             Muico & Co.        $600,000      16                         096100
         Putnam Fund of Boston
---------------------------------------------------------------------------------------------------------------
774      Putnam Income Fund            Muico & Co.        $970,000      17                         096106
---------------------------------------------------------------------------------------------------------------
897      Putnam Equity Income          Muico & Co.        $30,000       18                         096118
         Fund
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
978      Putnam Balanced               Muico & Co.        $90,000       19                         096144
         Retirement Fund
---------------------------------------------------------------------------------------------------------------
2DK      Putnam Funds Trust -          Muico & Co.        $190,000      20                         096109
         Putnam High Yield
         Total Return Fund
---------------------------------------------------------------------------------------------------------------
416      Putnam High Income            Muico & Co.        $210,000      21                         096174
         Convertible and Bond
         Fund
---------------------------------------------------------------------------------------------------------------
763      Putnam Convertible            Muico & Co.        $200,000      22                         096316
         Opportunities and Income
         Trust
---------------------------------------------------------------------------------------------------------------
979      Travelers Series Fund         Barnett &          $230,000      23                         340120380513
         Inc. - Putnam Diversified     Co.
         Income Portfolio
---------------------------------------------------------------------------------------------------------------
171      Putnam High Yield             Bost & Co.         $1,520,000    25                         PUTF6520002
         Managed Trust
---------------------------------------------------------------------------------------------------------------
1BS      Putnam High Yield Fixed       Bost & Co.         $340,000      26                         PUTF6921002
         Income Fund, LLC
---------------------------------------------------------------------------------------------------------------
299      Ameritech Corporation         Blazerhold         $570,000      27                         ER40
         Pension Plan                  & Co.
---------------------------------------------------------------------------------------------------------------
1CW      Dana Farber Cancer            Bost & Co.         $50,000       29                         DANF020002
         Institute
---------------------------------------------------------------------------------------------------------------
1FY      Abbott Laboratories           Booth & Co.        $250,000      30                         22-30838
         Annuity Retirement Plan
---------------------------------------------------------------------------------------------------------------
1PU      Mobil Oil Corporation         Boston Safe        $250,000      24                         MOBF7731002
         Retirement Plans              Deposit Trust
                                       Company for
                                       Mobil Oil
                                       Retirement
                                       Trust
---------------------------------------------------------------------------------------------------------------
1SJ      Strategic Global Fund -       Booth & Co.        $270,000      28                         1745445
         High Yield Fixed Income
         (Putnam) Fund
---------------------------------------------------------------------------------------------------------------
1ME      Ameritech Corporation         Aircourse          $20,000       31                         ERAE
         Pension Plan                  & Co.
---------------------------------------------------------------------------------------------------------------
         TOTAL                                            $62,000,000           5,000,000
---------------------------------------------------------------------------------------------------------------

Tax ID numbers:     Muico & Co.                        13-6355402
                    Barnett & Co.                      13-6051681
                    Bost & Co.                         04-6013753
                    Blazerhold & Co.                   04-3215995
                    Aircourse & Co.                    04-3325765
                    Booth & Co.                        36-6033750
                    Boston Safe Deposit Trust Company  13-6142612
                       for Mobil Oil Retirement Trust

Wire transfer instructions for future payments of interest and principal

Funds for which Muico & Co. is the Nominee:
  Bankers Trust Company
  ABA #021 001 033
  Account #99911145
  Reference: Muico & Co., Fund Account #, 10 1/4 Trump Funding/TCHI
             Notes due 2003
  Contact: Jim Collins (212-618-2175)

Travelers Series Fund Inc. - Putnam Diversified Income Portfolio:
      PNC Bank
      ABA# 031-000-053
      DDA# 8511003437
      REF: Travelers Series Fund, Inc.
      Account #340120380513
      Contact: Bob Sciubba (610) 521-7879

Putnam High Yield Managed Trust
      Boston Safe Deposit & Trust
      ABA# 011-001-234
      DDA# 115762
      Cost Center #8630
      REF: Putnam High Yield Managed Trust
      Acct. #PUTF6520002
      Contact:  Cindy Joel (617) 382-2665

Putnam High Yield Fixed Income Fund, LLC
      Boston Safe Deposit & Trust Company
      ABA# 011-001-234
      DDA# 115762
      Cost Center #8630
      REF: Putnam High Yield Fixed Income
      Acct. #PUTF8921002
      Contact: Cindy Joel, Mellon Trust
      (617) 382-2665

Ameritech Corporation Pension Plan  (Account 299)
  State Street Bank and Trust Co.
  ABA# 011-000-028
  DDA# 01402999
  REF: Ameritech Corp., Acct. #ER40
  Contact: Sarah Hines (617) 985-1535

Dana Farber Cancer Institute
  Boston Safe Deposit & Trust
  ABA# 011-001-234
  DDA# 125281
  Cost Center #1253
  REF: Dana Farber, Acct. #DNAF0200002
  Contact: Enroy Pinnock, Mellon Trust
  (617) 382-4748

Abbott Laboratories Annuity Retirement Plan
  Northern Chicago/Trust
  ABA# 071-000-152
  A/C# 5166061000
  REF: Abbott Labs, Acct. #22-30838
  Contact: Kristen Wirtz, The Northern Trust Co. (312) 630-6425

Mobil Oil Corporation Retirement Plans
  Boston Safe Deposit & Trust
  ABA# 011-001-234
  DDA# 125261
  Cost Center #1253
  REF: Mobil Oil, Acct. #MOBF7731002
  Contact: Enroy Pinnock, Mellon Trust (617) 382-4746

Strategic Global Fund - High Yield
  Northern Chicago/Trust
  ABA# 071-000-152
  A/C# 5188061000
  REF: Strategic Global, Acct. #1745445
  Contact: Mike Campagna (312) 444-5765

Ameritech Corporation Pension Plan  (Account 1ME)
  State Street Bank and Trust Co.
  ABA# 011-000-028
  DDA# 01403583
  REF: Ameritech Corp., Acct. #ERAE
  Contact: Sarah Hines (617) 985-1535

                                 SCHEDULE 2.3.3
                                       TO
                             NOTE PURCHASE AGREEMENT

1.    Trump Marina Hotel & Casino Retirement and Savings Plan

2.    Trump Plaza Hotel & Casino Retirement Savings Plan

3.    Trump Taj Mahal Casino Resort Retirement Savings Plan

4.    Trump Casino Services Retirement and Savings Plan

5.    Trump Indiana Retirement and Savings Plan.